UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2013

BioMarin Pharmaceutical Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26727	68-0397820
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

770 Lindaro Street, San Rafael, California		94901
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (415) 506-6700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Compensatory Arrangements of Certain Officers.

Promotion of Jeff Ajer

On December 19, 2013, the Board of Directors (the “Board”) of BioMarin Pharmaceutical, Inc. (the “Company”) approved a promotion for Jeff Ajer to Executive Vice President, Chief Commercial Officer. In connection with his promotion, the Board approved an increase in his base salary to $425,000 per annum, to be effective in March 2014. Additionally, the Board approved an increase to his target cash bonus under the Company’s annual bonus program to 50% of base salary, which increase will be effective for his 2014 bonus, payable in the first quarter 2015.

Other Bonus Adjustments

The Board also approved the following adjustments to the target bonuses payable under the Company’s annual bonus program for certain other executive officers. Each of these adjustments will be effective for the 2014 bonus, which is payable in 2015. The adjusted levels are as follows:

Executive Officer	Adjusted Target Bonus (as a percent of base salary)
Jean-Jacques Bienaime	110%
Henry Fuchs	55%
Daniel Spiegelman	55%
Robert Baffi	55%
G. Eric Davis	45%

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioMarin Pharmaceutical Inc., a Delaware corporation

Date: December 24, 2013	By:	/s/ G. Eric Davis
G. Eric Davis Senior Vice President, General Counsel